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                                 SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                875 THIRD AVENUE
                             NEW YORK, NEW YORK 10022
   CHICAGO                    TELEPHONE 212 906 2000            WASHINGTON, D.C.
    ______                    FACSIMILE 212 906 2021                 ______
    DALLAS                                                           LONDON
    ______                         FOUNDED 1866                      ______
 LOS ANGELES                                                       SINGAPORE
                                                                     ______
                                                                     TOKYO



                                                                     EXHIBIT 8.1


                                March 25, 1999


Corporate Asset Backed Corporation
c/o PaineWebber Incorporated
1285 Avenue of the Americas, 18th Floor
New York, New York  10019


Ladies and Gentlemen:

      We have advised Corporate Asset Backed Corporation (the "Registrant") with respect to certain federal income tax considerations in connection with the issuance by CABCO Trust for J. C. Penney Debentures (the "Trust") of 2,106,000 Trust Certificates, principal amount $25 per certificate (the "Certificates"), issued pursuant to the Amended and Restated Trust Agreement, dated as of March 25, 1999, including the Standard Terms and Provisions of Series Trust Deposit Agreement incorporated therein by reference (the "Trust Agreement"), between the Depositor and United States Trust Company of New York, as Trustee (in such capacity, the "Trustee"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appear under the heading "Certain Federal Income Tax Considerations" in the prospectus and the prospectus supplement (collectively, the "Prospectus"), each dated March 18, 1999, forming a part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-91744) filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on May 9, 1995 (the "Registration Statement). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

      This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of


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SIDLEY & AUSTIN                                                         NEW YORK

Corporate Asset Backed Corporation
March 25, 1999
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the Commission issued thereunder, with respect to any part of the Registration
Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,


                                          /s/ Sidley & Austin
                                          SIDLEY & AUSTIN


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